Exhibit 5.1

                       [Letterhead of The Otto Law Group]

                                  June 11, 2004

ACS Holdings, Inc.
1770 N. Green Valley Parkway, Suite 3214
Henderson, Nevada 89014

Ladies and Gentlemen:

In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of an aggregate of 105,500,000 shares of common stock (the "Shares") to be issued pursuant to a Consulting Services Agreement dated February 12, 2004, by and between MaxxZone.com, Inc., a Nevada corporation ("maxxZone") and Bartholomew International Investments Ltd., Inc., as amended on April 22, 2004 and June 1, 2004 (the "Bartholomew Agreement"); a Consulting Services Agreement dated February 12, 2004, by and between MaxxZone and The Otto Law Group, PLLC, as amended on April 22, 2004, May 19, 2004 and June 1, 2004 (the "OLG Agreement"); a Consulting Services Agreement dated June 1, 2004, by and between MaxxZone and Vintage Filings (the "Vintage Agreement"), a Consulting Services Agreement dated June 11, 2004, by and between ACS Holdings, Inc. ("ACS"), and Bud Bolin (the "Bolin Agreement"), a Consulting Services Agreement dated June 11, 2004, by and between and Kristian Holst (the "Holst Agreement"); and a Consulting Services Agreement dated June 11, 2004, by and between ACS and John Frohling (the "Frohling Agreement"), we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when the Shares have been issued and sold pursuant to the applicable provisions of the Bartholomew Agreement, the OLG Agreement, the Vintage Agreement, the Bolin Agreement, the Holst Agreement, the Frohling Agreement, and in accordance the Form S-8, the Shares will be validly issued, fully paid and nonassessable shares of the Company's common stock.

We hereby consent to the filing of this opinion as an exhibit to the above-described registration statement.

                                        Very truly yours,

                                        THE OTTO LAW GROUP, PLLC

                                        /s/ The Otto Law Group
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